Rule 424(b)(2)
                                           Registration No. 333-75723


AMENDMENT TO PRICING SUPPLEMENT NO. 33 dated September 13, 2000 to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

                                 LEHMAN BROTHERS HOLDINGS INC.
                                  Medium-Term Notes, Series F
             Due Nine Months or More From the Date of Issue
                                               (Zero Coupon)

ATTENTION: THIS PRICING SUPPLEMENT AMENDMENT DOES NOT PERTAIN TO NEW ISSUANCE OF SECURITIES BUT MERELY AMENDS CERTAIN INFORMATION PREVIOUSLY DISCLOSED.

Cusip No.:                       52517PRH6

Principal Amount:               $2,012,750.71

Price to Public:                36.64328%

Agent's Commission:             0.342%

Original Issue Date:            09/14/00

Maturity Date:                  10/15/13

Authorized Denomination:        $1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/_Kathrn Bopp Flynn
Name: Kathryn Bopp Flynn
Title: Assistant Vice President